Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 Amendment No.1 of our report dated June 28, 2005 (except for note 5 which is as of September 22, 2005) relating to the financial statements of Randgold Resources Limited and its subsidiaries and joint venture which appears in Randgold Resources Limited's Annual Report on Form 20-F/A for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Chartered Accountants
London
United Kingdom
September 22, 2005